Exhibit 99.2

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE PRICES PUBLIC OFFERING

OF 9.5 MILLION SHARES OF COMMON STOCK

HUNT VALLEY, MARYLAND – February 4, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today the pricing of its public offering of 9.5 million shares of its common stock at $42 per share. Omega has granted the underwriters a 30-day option to purchase up to 1.425 million additional shares of its common stock. Omega intends to use the proceeds of the offering to redeem its outstanding $200 million aggregate principal amount 7.50% senior notes due 2020 (callable February 2015), repay outstanding borrowings under its revolving credit facility, and for general corporate purposes. Completion of the offering is subject to customary closing conditions.

BofA Merrill Lynch, J.P. Morgan, Morgan Stanley, Stifel, Credit Agricole CIB, RBC Capital Markets and SunTrust Robinson Humphrey are serving as the joint book managers for the offering. BBVA, BB&T Capital Markets, Capital One Securities, MUFG, Regions Securities LLC and Wells Fargo Securities are serving as co-lead managers for the offering.

The shares of common stock are being offered under Omega’s existing shelf registration statement on file with the Securities and Exchange Commission (“SEC”). A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or by email at: dg.prospectus_requests@baml.com, from J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1-866-803-9204, from Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department and from Stifel, One South Street, 15th Floor, Baltimore, MD 21202, Attn: Prospectus Department, or by calling (855) 300-7136. Alternatively, you may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of Omega’s common stock, and there shall not be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of September 30, 2014, Omega’s portfolio of investments consisted of 562 operating healthcare facilities located in 37 states and operated by 50 third-party healthcare operating companies. As of September 30, 2014, Omega’s portfolio of investments included 477 skilled nursing facilities, 19 assisted living facilities and 11 specialty facilities, and fixed rate mortgages on 53 skilled nursing facilities and 2 assisted living facilities.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

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200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800	This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a real estate investment trust; and (ix) other factors identified in Omega’s filings with the SEC. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.